DONEGAL MUTUAL INSURANCE COMPANY 401(K) PLAN



                           (Effective January 1, 1998)



                                                                     Issue Date:
                                                                     May 1, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I           DEFINITIONS............................................   1

         Section    1.1      Parties.......................................   1
                    1.2      Important Dates...............................   2
                    1.3      Service and Compensation......................   2
                    1.4      Miscellaneous.................................   5
                    1.5      Construction..................................   5

ARTICLE II          PARTICIPATION..........................................   5

         Section    2.1      Eligibility for Participation.................   5
                    2.2      Continuing Participation......................   6
                    2.3      Reemployment After Termination of
                             Employment....................................   6

ARTICLE III         CONTRIBUTIONS..........................................   6

         Section    3.1      Employer's Matching Contribution..............   6
                    3.2      Payment of Employer Matching
                             Contributions.................................   6
                    3.3      Return of Contributions.......................   6
                    3.4      Participant's Salary Reduction
                             Election......................................   7
                    3.5      Participant Withdrawals.......................   8
                    3.6      Limitations on Participant's Salary
                             Reduction Election or Elective Deferrals.......  9
                    3.7      Limitations on Employee Contributions
                             and Matching Employer Contributions...........  11
                    3.8      Limitations on Contributions and Benefits.....  12
                    3.9      Distribution of Excess Deferrals..............  15
                    3.10     Excess Contributions..........................  15
                    3.11     Employee Rollover Contributions...............  17
                    3.12     Direct Rollovers Permitted....................  17
                    3.13     Reemployment After Distribution...............  18

ARTICLE IV          PARTICIPANTS' ACCOUNTS.................................  19

         Section    4.1      Individual Accounts...........................  19
                    4.2      Valuation of the Trust........................  19
                    4.3      Adjustments and Allocations to
                             Accounts......................................  19
                    4.4      Combined Limitations..........................  20


                                      (1)

                    4.5      Self-Directed Accounts........................  21

ARTICLE V           PAYMENT OF BENEFITS....................................  23

         Section    5.1      Vesting and Forfeitures.......................  23
                    5.2      Retirement....................................  23
                    5.3      Age 59-1/2....................................  23
                    5.4      Disability....................................  24
                    5.5      Death.........................................  24
                    5.6      Termination of Employment Prior to
                             Retirement, Disability or Death...............  24
                    5.7      Limitation on Distributions...................  24
                    5.8      Distribution upon Retirement,
                             Disability, Death or Other Termination
                             of Employment.................................  25
                    5.9      Distributions of $5,000 or Less...............  26
                    5.10     Additional Distribution Restrictions..........  26

ARTICLE VI          FIDUCIARY RESPONSIBILITY...............................  27

         Section    6.1      Named Fiduciary...............................  27
                    6.2      Allocation of Fiduciary Responsibility........  27
                    6.3      Service in More than One Capacity.............  27
                    6.4      Employment of Advisers........................  27
                    6.5      Compensation of Fiduciaries and
                             Advisers......................................  28
                    6.6      Liability of Fiduciaries .....................  28

ARTICLE VII         PLAN ADMINISTRATION....................................  28

         Section    7.1      Plan Committee................................  28
                    7.2      Duties and Powers of the Plan Committee.......  28
                    7.3      Claims Procedure..............................  29
                    7.4      Records and Reports...........................  30
                    7.5      Application and Forms for Benefits............  30

ARTICLE VIII        AMENDMENT, MERGER AND TERMINATION
                    OF THE PLAN............................................  30

         Section    8.1      Amendment and Termination.....................  30
                    8.2      Action by Employer............................  31
                    8.3      Effect of Termination.........................  31
                    8.4      Partial Termination...........................  31
                    8.5      Manner of Distribution........................  31
                    8.6      Merger........................................  32
                    8.7      Successor Employer............................  32


                                      (2)

ARTICLE IX          TOP-HEAVY PROVISIONS AND DEFINITIONS...................  32

         Section    9.1      Top-Heavy Plan Definitions....................  32
                    9.2      Effective Date................................  34
                    9.3      Minimum Contribution Requirements.............  34
                    9.4      Maximum Compensation Limitation...............  35
                    9.5      Adjustment to Section 415 Limits..............  35
                    9.6      Remedial Provisions...........................  36
                    9.7      Top Heavy Vesting Schedule ...................  36

ARTICLE X           MISCELLANEOUS..........................................  36

         Section    10.1     Non-Guarantee of Employment...................  36
                    10.2     Non-Alienation of Benefits....................  36
                    10.3     Facility of Payment...........................  37
                    10.4     Exclusive Benefit.............................  37
                    10.5     No Reversion..................................  37
                    10.6     Effect of Social Security Benefits............  37
                    10.7     Titles........................................  37
                    10.8     Severability..................................  37
                    10.9     Applicable Law................................  37
                    10.10    Initial Qualification.........................  37
                    10.11    Plan Designation..............................  37


                                      (3)

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used herein, the following words shall have the meaning set forth below, unless otherwise clearly required by the context.

     1.1 Parties

          (a) "Employer" means Donegal Mutual Insurance Company, a Pennsylvania corporation, and any successor.

          (b) "Plan Committee" or "Committee" means the Committee established by the Employer to administer the Plan as set forth in Article VII hereof.

          (c) "Trustee" means the corporation, individual or individuals appointed by the Employer to hold and administer the assets of the Trust.

          (d) "Employee" means any individual employed by the Employer or an Affiliated Employer, except that such term shall not include: (i) any leased Employee as defined in Section 414(n)(2) and (ii) any employee who is hired as a temporary employee and whose employment is to be of limited duration generally not in excess of six (6) months.

          (e) "Participant" means an Employee who has satisfied the eligibility requirements and has entered the plan as provided in Article II.

          (f) "Beneficiary" or "Designated Beneficiary" means a person or persons (natural or otherwise) designated by a Participant to receive any death benefit payable under this plan. If there is no such designation, or if the designated person or persons predecease the Participant, Beneficiary shall mean the surviving spouse, surviving children, surviving parents or estate of the Participant, in the order listed.

          (g) "Plan" means the Donegal Mutual Insurance Company 401(k) Plan as set forth herein and as it may be amended in the future.

          (h) "Trust" or "Trust Agreement" means the Donegal Mutual Insurance Company 401(k) Plan Trust established by the Employer.

          (i) "Affiliated Employer" means the Employer, and any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; an organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

          (j) "Highly Compensated Employee" means an Employee who performs services during the determination year and is described in one or more of the following groups:

               1.   An Employee who is a 5% owner, as defined in Section

                    416(i)(1)(A)(iii), at anytime during the determination year or the preceding year.

               2. An Employee who received compensation during the preceding year in excess of $80,000 (indexed in accordance with IRC
                    Section 415(d)).

               3. If the Employer so elects, an Employee who is in the top paid group during the preceding year as such term is defined in IRC Section 414(q).

     For purposes of this paragraph:

                    (1)  Compensation is compensation within the meaning of IRC
                         Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity, and

                    (2)  Employers aggregated under IRC Sections (415)(b), (c),
                         (m), or (o) are treated as a single employer.

                    (3) Highly Compensated Employee includes a former employee who was separated from service for the Employer prior to the determination year and was a Highly Compensated Employee for the year of the termination or for any determination year in or after the date on which he attains age 55.

          (k) "Non-Highly Compensated Employee" means an Employee of the Employer who is not a Highly Compensated Employee.

     1.2 Important Dates

          (a) "Effective Date" means January 1, 1998, the date on which the provisions of the Plan became effective.

          (b) "Plan Year" means the calendar year.

          (c) "Anniversary Date" means the last day of each Plan Year after the Effective Date.

          (d) "Limitation Year" means the Plan Year.

     1.3 Service and Compensation

          (a) "Hour of Service" means:

               (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

               (2) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530,200(b)2 of the Department of Labor Regulations which are incorporated herein by reference; and

               (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

               (4) For absences beginning on or after the first day of the Plan Year, solely for purposes of determining whether a One-Year Break in Service for participation and vesting purposes has occurred in a Plan Year (or other computation period), an Employee who is on Maternity or Paternity Leave shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence. No more than 501 Hours of Service shall be credited under this paragraph for any single absence due to Maternity or Paternity Leave. The Hours of Service credited under this paragraph shall be credited only (i) in the Plan Year (or other computation period) in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or
          (ii) in any other case, in the immediately following Plan Year (or other computation period).

          (b) "One-Year Break in Service" means a Plan Year during which an Employee fails to complete at least 500 Hours of Service. For purposes of
     Section 2.1, the relevant eligibility computation period shall be substituted for the Plan Year.

          (c) "Years of Service" means

               (1) For purposes of eligibility to participate, as provided in
          Section 2.1.

               (2) Years of Service credited prior to a period of consecutive One-Year Breaks in Service shall not be credited if the number of consecutive One-Year Breaks in Service during such period before the Employee earns any vested benefit in Employer contributions under the Plan equals or exceeds the greater of (A) five (5), or (B) the aggregate number of Years of Service before such period.

               (3) An Employee's Years of Service shall include Years of Service with the Employer and with other businesses under common control which includes the Employer and with other members of an affiliated service group which includes the Employer.

          (d) "Compensation" means the total taxable compensation paid to an Employee by the Employer during the Plan Year except as hereinafter provided. Any bonus, payments under any Employee incentive plan, disability payments, taxable fringe benefits, non-taxable fringe benefits, amounts realized from the exercise of stock options, or when restricted stock (or property) held by the Employee either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture, and amounts realized from the sale, exchange or other disposition of stock options shall not be considered compensation. The foregoing notwithstanding, compensation shall include any elective contributions made by the Employer that are not includable in the Employee's gross income under Code Sections 125, 402(g)(3), 402(h), 403(b) or any compensation deferred under Code Section 457(b).

     Compensation shall include all compensation (as defined above) which is actually paid to the Employee during the applicable Plan Year, including the Plan Year in which the Employee becomes a Participant. Compensation shall be limited for all purposes to $160,000 as adjusted from time to time in accordance with Code Section 401(a)(17).

          (e) "Authorized Leave of Absence" means any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns within the period of authorized absence. In the event of absence due to service in the Armed Forces of the United States, (1) such absence shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer within the period provided by law, and (2) credit for Hours of Service shall be given to the extent required by law.

          (f) "Employment Commencement Date" means the first day on which an Employee completes an Hour of Service for the Employer.

          (g) "Maternity or Paternity Leave" means an absence from work:

               (1) By reason of pregnancy of the Participant;

               (2) By reason of the birth of a child of the Participant;

               (3) By reason of the placement of a child with the Participant in connection with the adoption of such child by the Participant; or

               (4) For purposes of caring for such child, for a period beginning immediately after such birth or placement.

In approving such leave, the Plan Committee may require the Participant to furnish such timely information as it may reasonably require to establish that the reason for the absence from work is for one of the reasons set forth above and the number of days for which there was such absence.

     1.4 Miscellaneous

          (a) "Disability" means a condition which renders a Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of a long, continued and indefinite duration. The Plan Committee may require such proof of Disability as it deems necessary, and may require a Participant to be examined by a physician of its own choosing.

          (b) "Participant's Elective Deferral" or "Participant's Elective Contribution" means as to each Participant the amount of the Participant's salary reduction election made pursuant to Section 3.4 during the Plan Year by the Employee and allocated to the Participant's Elective Deferral Account.

          (c) "Employer Matching Contribution" means any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's Employer Matching Contribution Account by reason of the Participant's Elective Deferrals.

          (d) "ERISA" means Public Law No. 93-406, the Employees Retirement Income Security Act of 1974, as amended from time to time.

          (e) "Code" or "IRC" means the Internal Revenue Code of 1986 and amendments thereto.

          (f) "Forfeiture" means that portion of a Participant's account that is not vested and occurs on the earlier of:

               (1) The distribution of the entire vested portion of a Participant's account, or

               (2) The last day of the Plan Year in which the Participant incurs five consecutive one year breaks in service.

          (g) USERRA Compliance. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414
     (u) of the Code.

     1.5 Construction. Words used herein in the masculine include the feminine, in the singular include the plural and in the plural include the singular, unless the context indicates otherwise.

                                   ARTICLE II

                                  PARTICIPATION

     2.1 Eligibility for Participation. Each Employee who is employed by the Employer on the Effective Date shall eligible to become a Participant as of that date. Each other Employee shall be eligible to become a Participant as of the first day of the month immediately succeeding the month in which the Employee commences employment with the Employer. An Employee becomes a Participant by filing with the Plan Committee a salary reduction election in accordance with Section 3.4 hereof in the form prescribed by the Committee.

     2.2 Continuing Participation.

          (a) The Participant shall continue to be a Participant until he incurs a One-Year Break in Service. Participation shall cease as of the last day of the Plan Year during which such event occurs.

          (b) During a period of Authorized Leave of Absence, an Employee shall not be deemed to have incurred a One-Year Break in Service. In the event that an Employee is laid off, such layoff shall be treated as an Authorized Leave of Absence, to the extent that the Employer's personnel policies so provide, or in the absence of any such policies, for a period of one year from the date of layoff.

     2.3 Reemployment After Termination of Employment. Upon the reemployment of any Employee who was a Participant such Employee again shall become a Participant on the first day of the month coincident with or next following his completion of at least one Hour of Service. All of an Employee's Years of Service with the Employer shall be credited except Years of Service which are disregarded under Section 1.3(c)(2).


                                   ARTICLE III

                                  CONTRIBUTIONS

     3.1 Employer's Matching Contribution. The Employer shall contribute annually on behalf of each Participant in the employ of the Employer on the Anniversary Date an amount equal to twenty-five percent (25%) of each Participant's Elective Deferrals for the Plan Year but not in excess of two percent (2%) of the Participant's Compensation for the Plan Year ("Matching Contribution"). The requirement that a Participant be employed by the Employer on the Anniversary Date shall be waived if the employment of the Participant terminated during the Plan Year because of retirement, disability or death.

     3.2 Payment of Employer Matching Contributions. The Employer shall pay its matching contribution to the Plan within thirty (30) days of the end of each calendar quarter and under all circumstances the Employer's matching contribution must be paid not later than the last date, including extensions thereof for filing it income tax return for the Plan Year with respect to which the matching contribution is made.

     3.3 Return of Contributions. In no event shall any Employer Contributions revert to or be recoverable by the Employer, unless:

          (a) the contribution is made by reason of a mistake of fact, in which case it shall be returned within one (1) year after the payment of the contribution, or,

          (b) the contribution is conditioned upon qualification of the Plan under Section 401 of the Code and if the Plan does not initially so qualify, it shall be returned to the Employer within one (1) year after the date of denial of qualification.

     All contributions are conditioned upon the deductibility of the contribution under Section 404 of the Code. To the extent the deduction is disallowed, the contribution shall be returned within one (1) year after the disallowance of the deduction.

     3.4 Participant's Salary Reduction Election.

          (a) Each Participant may make an Elective Contribution to the Plan and to the extent he elects to reduce or forego an increase in his Compensation, the amount by which his Compensation is reduced shall be treated as the Participant's Elective Contribution and be allocated to that Participant's Elective Account. The amount of the Elective Contribution may not be less than 1% nor more than 8% of the Participant's Compensation as elected by the Participant in units of one percentage point on forms provided by the Plan Committee, which may limit the amount of a Participant's Elective Contribution at any time, if it determines that such limitation is necessary to satisfy the requirements of IRC Section 401(k).

          (b) The balance in each Participant's Elective Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

          (c) A Participant may not make withdrawals from his Elective Account prior to his attaining age 59-1/2, except in the event of disability, retirement, termination of employment or hardship as provided in Section
     3.5. Distributions made pursuant to this Section shall be deemed to be made as of the last day of the preceding accounting quarter and the Participant's Elective Account shall be reduced accordingly.

          (d) The Employer shall pay all Participants' Elective Contributions accumulated through payroll deduction to the Trustee with reasonable promptness and in all events before the end of the succeeding month following such payroll deductions.

          (e) A Participant may change or terminate his deferral election as provided in subparagraph (a) by giving thirty (30) days' written notice of such change or termination to the Plan Committee or its designee and such change or termination shall be effective as of the first pay period coincident with or next following the expiration of said thirty (30)-day period. A Participant who has terminated or not commenced making Elective Contributions pursuant to paragraph (a) above may commence or reinstate his deferral election upon thirty (30) days' written notice to the Plan Committee or its designee and the Participant's Elective Contributions shall commence with the first pay period commencing on or after the expiration of the thirty (30)-day period.

          (f) A Participant who has taken a hardship distribution as provided in
     Section 3.5 hereof shall have his salary reduction election terminated as of the date of the hardship distribution and shall not be eligible to reinstate that election until after the first anniversary date of that distribution. Additionally, the Participant's Elective Contributions for the taxable year immediately following the taxable year of the hardship distribution may not exceed the applicable limit on Elective Deferrals under Code Section 402(g) less the Participant's Elective Contributions for the year in which the Participant received the hardship distribution.

     3.5 Participant Withdrawals.

          (a) Participant's Elective Deferral Account. A Participant may not withdraw any amount attributable to his Elective Deferrals prior to the Participant's retirement, death, disability, separation from service or attainment of age 59-1/2 except in the case of hardship as provided herein. Upon application to the Plan Committee for a withdrawal based on hardship, the Plan Committee shall make a determination of the existence of hardship. If the Plan Committee determines that a hardship exists with respect to the Participant, the Participant may withdraw up to 100 percent of his vested interest in the Participant's Elective Deferral Account, but not in excess of the amount requested by the Participant in his initial application. Withdrawal of amounts less than the total amount in the Participant's Elective Deferral Account shall be in units of $1,000 with a minimum withdrawal of $1,000. The Plan Committee shall implement the foregoing by such rules, regulations, forms and procedures as to which the Plan Committee seems appropriate, provided always that participants similarly situated be treated uniformly. Hardship withdrawals may be made from Participant's Elective Deferrals only, excluding withdrawal of any income earned by Participant's Elective Deferrals.

          (b) Participant's Employer Matching Contribution Account. A Participant may not withdraw any amount attributable to his Employer Matching Contribution Account prior to the Participant's retirement, death, disability, separation from service, or attainment of age 59-1/2.

          (c) Hardship Provisions. A distribution because of hardship will be made only if the Participant has an immediate and heavy financial need which may not be satisfied from other assets of the Participant. A distribution is deemed to be on account of an immediate and heavy financial need only if the distribution is for:

               1. Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any dependents of the Participant or necessary for those persons to obtain medical care described in Section 213(d);

               2. Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

               3. Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or

               4. Payments necessary to prevent the eviction of a Participant from the Participant's principal residence or foreclosure on the mortgage of that residence.

          (d) A distribution is deemed necessary to satisfy an immediate and heavy financial need of a Participant if all of the following are satisfied:

               1. The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant which may include amounts necessary to pay the federal, state or local income taxes and penalties reasonably anticipated as a result of the distribution.

               2. The Participant has obtained all distributions other than hardship distributions and all non-taxable (at the time of the loan) loans currently available under all Plans maintained by the Employer.

               3. The Plan and all other plans maintained by the Employer limit the Participant's elective contributions for the next taxable year to the applicable limit under Section 402(g) of the Code for that year minus the Employee's elective contributions for the year of the hardship distribution.

               4. The Participant is prohibited under the terms of the Plan or an otherwise legally enforceable agreement from making elective contributions and Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution.

     3.6 Limitations on Participant's Salary Reduction Election or Elective Deferrals.

          (a) Maximum Amount of Elective Deferrals. No Employee shall be permitted to have Elective Deferrals made under this Plan during any calendar year in excess of $7,000.00 multiplied by the Adjustment Factor for such year as provided by the Secretary of the Treasury.

          (b) Average Actual Deferral Percentages.

               (1) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

               (2) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  (c) Definitions. For purposes of this Section 3.6 the following definitions shall be used:

               (1) "Actual Deferral Percentage" ("ADP") shall mean the ratio (expressed as a percentage), of Elective Deferrals on behalf of each Eligible Participant for the Plan Year to such Eligible Participant's Compensation for the Plan Year. For this purpose, Elective Deferrals shall be taken into account only to the extent they relate to Compensation that either will be received by the Participant in the Plan Year, but for the deferral election, or which is attributable to services performed by the Participant in the Plan Year and will be received by the Participant within 2 1/2 months after the close of the Plan Year but for the deferral election. Further, Elective Deferrals shall be taken into account only if they are allocated to the Participant's Account within the Plan Year to which they relate. An Elective Deferral is considered allocated within the Plan Year if the allocation is not contingent upon the Participant's performance of services or continued participation in the Plan after the allocation date and the Elective Deferral is actually paid to the trust not later than 12 months after the Plan Year to which the contribution relates.

               (2) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentage of all Eligible Participants as a group.

               (3) "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals allocated to his account for the Plan Year.

               (4) "Excess Contributions" are defined in IRC Section 401(k)(8)(b) and are determined and distributed as provided in Section
          3.10 hereof.


          (d) Special Rules.

               (1) For purposes of this Section 3.6, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his account under two or more Plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Elective Deferrals were made under a single arrangement.

               (2) For purposes of distributing Excess Contributions, the amount of Excess Contributions that may be distributed to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

               (3) A Participant's Elective Contributions which are returned as provided in (c)(4) above shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the year. To the extent Matching Contributions have already been made with respect to the Elective Contributions, such Matching Contributions shall be distributed to the Participant at the same time as the Elective

          Contributions are returned or recharacterized, provided however, that to the extent the Participant does not have a vested interest in such Matching Contributions, the Participant shall forfeit such Matching Contributions.

               (4) For purposes of determining the ADP for the Non Highly Compensated Employees for any determination year, the Plan shall rely on look-back year data. For this purpose, determination year means the Plan Year with respect to which the ADP or ACP is being calculated and look-back means the Plan Year immediately preceding the determination year.

     3.7 Limitations on Employee Contributions and Matching Employer Contributions.

          (a) Contribution Percentage. The Average Contribution Percentage ("ACP") for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

     The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (b) Definitions. For purposes of this Section 3.7 the following definitions shall apply.

               (1) "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

               (2) "Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Employee Contributions and Matching Contributions made on behalf of each Eligible Participant for the Plan Year to such Eligible Participant's Compensation for the Plan Year.

               (3) "Eligible Participant" shall mean any employee of the Employer who is otherwise authorized under the terms of the plan to have Employee Contributions or Matching Contributions allocated to his account for the Plan Year.

          (c) Special Rules.

               (1) For purposes of this section 3.7, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Matching contributions, or Elective Deferrals allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions and Elective Deferrals were made under a single plan.

               (2) In the event that this plan satisfies the requirements of
          Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of
          Section 410(b) of the Code only if aggregated with this plan, then this Section 3.7 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

          (d) Excess Aggregate Contributions.

               (i) Excess Aggregate Contributions for a Highly-Compensated Employee will be determined by reducing the Actual Contribution Ratio
          (ACR) of the Highly-Compensated Employee with the highest ACR to the extent necessary to satisfy the Actual Contribution Percentage ("ACP") test or to cause such ratio to equal the ACR of the Highly-Compensated Employee with the next highest ratio. This process will be repeated until the ACP test is satisfied. In no event will Excess Aggregate Contributions remain unallocated or be allocated to a suspense account for allocation in the future Plan Year. The amount of the Excess Aggregate Contributions shall be distributed first to the Highly-Compensated Employee with the highest dollar amounts of Matching Contributions or Elective Contributions taken into account in computing the ACP in an amount equal to the lesser of such total Excess Aggregate Contributions or the amount necessary to cause the amount of such Employee's Matching Contributions to equal the amount of the Matching Contributions taken into account in computing the ACP of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions taking into account in computing the ACP. This process will be repeated until the aggregate amount required to be distributed is so distributed. Income on such Excess Aggregate Contributions shall be distributed in accordance with the applicable Treasury Regulations. Distribution of Excess Aggregate Contributions will be made after the close of the Plan Year to which the contributions relate but within twelve months after the close of such Plan Year. Such distributions shall be treated as Employer contributions for purposes of Code Sections 401(a)(4), 404 and 415. Notwithstanding the foregoing, to the extent a Participant receives a distribution of Excess Aggregate Contributions which relate to Matching Contributions in which the Participant does not have a vested interest, such portion of the Excess Aggregate Contribution shall be forfeited.

               (ii) The amount of Excess Aggregate Contributions for a Plan Year will be determined only after first determining the Excess Contributions that are treated as Employee contributions because of recharacterization for the Plan Year.

     3.8 Limitations on Contributions and Benefits.

          (a) Definition of Annual Additions. For purposes of the Plan, "Annual Addition" shall mean the amounts allocated to a Participant's account during the limitation year that constitute:

               (1) Employer Contributions,

               (2) Employee Contributions,

               (3) Forfeitures, and

               (4) Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

          (b) Maximum Annual Addition. The maximum annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of

               (1) the Defined Contribution Dollar Limitation, or

               (2) Twenty-five (25%) percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

          (c) Special Rules. The compensation limitation referred to in subsection (b)(2) shall not apply to:

               (1) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

               (2) Any amount otherwise treated as an Annual Addition under
          Section 415(l)(1) of the Code.

          (d) Definitions. For purposes of Section 3.8,

               (1) Defined Contribution Dollar Limitation means $30,000.00 or, if greater, 1/4 of the defined benefit dollar limitation set forth in
          Section 415(b)(1) of the Code as in effect for the Limitation Year.

               (2) Limitation Year means the calendar year.


          (e) Limitations if Participant in More Than One Plan. The foregoing limitations of this Section 3.8 shall apply to the Annual Additions to this Plan and all Annual Additions made to all other defined contribution plans whether terminated or ever maintained by the Employer or a Related Employer in which the Participant is or was a Participant.

          (f) Overall Limitation on Defined Benefit and Defined Contribution Plan Benefits. The sum of a Participant's defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.0. This limitation shall be applied in accordance with the following provisions specified in the following subparagraphs.

               (1) A Participant's defined benefit plan fraction is the projected annual benefit of the Participant under all defined benefit plans (whether terminated or not) ever maintained by the Employer or by Related Employers divided by the lesser of

                    (a) the product of 1.25 multiplied by the dollar limitation in effect from time to time under Section 415(b)(1)(A) of the Code, or

                    (b) the product of 1.4 multiplied by the amount that may be taken into account under Section 415(b)(1)(B) of the Code with respect to such individual for such year.

     All such amounts shall be determined as of the close of the Limitation Year, with such applicable adjustments and reductions as are required under
Section 415(b) of the Code. Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer that were in existence on May 6, 1986, the denominator of the fraction may not be less than 125 percent of the sum of the annual benefits under such plans that the Participant had accrued as of the close of the Last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence shall only apply if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

               (2) A Participant's defined contribution plan fraction is the sum of the Annual Additions to the Participant's account under the Plan and all other defined contribution plans (whether terminated or not) ever maintained by the Employer or by Related Employers as of the close of the Limitation Year, divided by the lesser of:

          (a) the sum of the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code (determined without regard to subsection (c)(6) thereof) for such year and each prior year of service with the Employer or Related Employers, or

          (b) the sum of the product of 1.4 multiplied by the amount that may be taken into account under Section 415(c)(1)(B) (or subsection (c)(7), if applicable) of the Code for such year and each prior year of service with the Employer or Related Employers.

     All such amounts shall be determined as of the close of the Limitation Year and with such applicable limits and adjustments as are required under Section 415(b) of the Code. Notwithstanding the above, if the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit contribution plans maintained by the Employer that were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of the Plan. Under the adjustment, an amount, equal to the product of the excess of the sum of the fractions over 1.0 times the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

               (3) For purposes of applying the limitations of this Section 3.8, the amount of any nondeductible Employee Contributions credited for the Limitation Year under any defined benefit plan maintained by the Employer or by any Related Employer shall be treated as an Annual Addition for the benefit of the Participant under a qualified defined contribution plan.

          (g) Source of Benefit Reduction Necessary to Meet Annual Addition Limitation. If as a result of the foregoing, a Participant's defined contribution plan Annual Additions will exceed the limitations of this Section, the required reduction in such Additions shall be made first to the Donegal Mutual Insurance Company Profit Sharing Plan Annual Additions and, if necessary, then to the Annual Additions with respect to a Participant made to this Plan, proceeding first through forfeitures allocated to the Participant's Employer Matching Contribution account, then the Employer's Matching Contribution for the Plan Year and then to the return of the Elective Contributions of a Participant for the Plan Year. Any reduction in Employer Matching Contributions or forfeitures that would otherwise have been allocated to the Participant under this Plan in order to meet the above limitations shall be treated as a forfeiture and used to reduce the Employer Matching Contribution otherwise required.

     3.9 Distribution of Excess Deferrals.

          (a) In General. Notwithstanding any other provision of the Plan, Excess Deferral Amounts for any Plan Year and the income allocable thereto shall be distributed no later than April 15 of the next succeeding year to Participants who claim such Allocable Excess Deferral Amounts for the calendar year.

          (b) Definitions. For purposes of this Section 3.9, "Excess Deferral Amount" means the amount of Elective Deferrals for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in Section 3.9(c).

          (c) Claims. The Participant's claim shall be in writing and be submitted to the Plan Committee no later than March 1 of the next succeeding year. It shall specify the Participant's Excess Deferral Amount for the preceding calendar year and be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

          (d) Maximum Distribution Amount. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Elective Deferrals for the Plan Year.

     3.10 Excess Contributions.

          (a) In General. Excess Contributions as defined in IRC Section 401(k)(8)(B) and the income allocable thereto (as provided in paragraph (c) hereof) shall be distributed no later than the March 15th of the next succeeding Plan Year to the Highly-Compensated Employees as provided herein. The amount of Excess Contributions to be distributed shall be determined by reducing the Elective Deferral amount of the Highly Compensated Employee having the highest Elective Deferral amount for such year to the higher of
     (1), the level at which the ADP test is passed by the Plan without the reduction of the ADP of any other Highly Compensated Employees or (2) the ADP of the Highly Compensated Employee having the next highest Elective Deferral amount. If this process does not satisfy the ADP test for the Plan, this process as described in the preceding sentence shall be repeated at the progressively descending elective deferral amount levels amount Highly Compensated Employees until the ADP test is satisfied, or until the aggregate of excess Elective Deferral amounts has been refunded, whichever is the first to occur. All excess contributions must be corrected by the close of the Plan Year following the Plan Year for which they were made.

          (b) Election to Treat As Employee Contributions. Any amount required to be distributed to a Participant by paragraph (a) hereof shall, at the election of the Participant and to the extent provided in Treasury Regulations, be retained in the Plan as a Voluntary Employee Contribution and treated as an amount distributed to the Participant and then contributed as such a Voluntary Employee Contribution. Any excess contributions recharacterized as Employee Contributions pursuant to the preceding sentence shall nevertheless remain subject to the same nonforfeitability requirements and distribution limitations as apply to Elective Contributions.

          (c) Excess Aggregate Contributions. Excess Aggregate Contributions in the amount allocable thereto (as provided in paragraph (d) hereof shall be distributed no later than the March 15th of the next succeeding Plan Year to the Highly-Compensated Participants on the basis of the respective portions of such amounts attributable to each of such Participants. Excess Aggregate Contributions means the amount described in Section 401(m)(6)(B) of the Code.

     The foregoing notwithstanding, the amount of Excess Contributions to be distributed shall be reduced by Excess Deferrals (ss.3.9) previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

          (d) Determination of Income. The income allocable to Excess Contributions and Excess Aggregate Contributions shall be determined by computing both the income for the Plan Year with respect to which the excess amounts relate and the income for the period between the end of that year and the date of distribution ("the gap"). The income allocable to such excess amounts will be equal to the sum of the income allocable to the Participant's account containing the excess amounts for the applicable year and the income allocable to such account for the gap period multiplied by a fraction, the numerator of which is the excess amount and the denominator of which is the closing balance as of the end of the applicable year. Until provided otherwise by Treasury Regulations, such distribution shall be made without reduction for net losses.

          (e) Limitations on Multiple Use of Alternative Limitation. The alternative method of compliance with IRC Sections 401(k) and 401(m) shall be limited as provided in Treas. Reg. Section 1.401(m)-(2)(b). In the event a multiple use of the alternative limitation occurs, correction of such use with respect to the affected Highly-Compensated Employees shall be accomplished by reducing the Actual Deferral Percentage of the Highly-Compensated Employees and such reduction shall be treated as an Excess Contribution subject to the provisions of this Section 3.10.

     3.11 Employee Rollover Contributions.

          (a) An Employee eligible to participate in the Plan, whether or not a Participant, may transfer to the Plan within the time period and in the manner prescribed in paragraph (c) below and pursuant to procedures promulgated by the Plan Committee, a rollover amount as defined in paragraph (b) below, provided that such rollover amount shall be subject in all respects to this section 3.11. The rollover amount shall be credited to a Rollover Account maintained for that Employee/Participant. That Account shall share in the income allocations of the trust fund as provided in section 4.3(d) hereof, but it shall not share in Employer contributions nor any other allocations under section 4.3. Upon the termination of the Participant's employment with the Employer, for whatever reason, the total balance in the Rollover Account shall be distributed in the same manner as the balances in the Participant's other accounts in accordance with
     Article V hereof.

          (b) For purposes of this section, rollover amount means as to any Employee, an "eligible rollover distribution" as defined in Section 402(c)(4) of the Code.

          (c) Rollover amounts must be transferred to this Plan on or before the sixtieth (60th) day following the Employee's receipt of the rollover amount. The Employee may authorize the Plan Committee to obtain the rollover amount from the transferor plan directly. As a condition precedent to being permitted to transfer a rollover amount to the Plan, the Employee shall comply with such requirements and complete such forms as the Plan Committee reasonably believes are necessary to insure that any amount it authorizes the Trustee to accept constitutes a rollover amount as defined in Section 402(c)(4) of the Code.

          (d) The foregoing notwithstanding, in determining whether the distribution to be received as a rollover is being received from a qualified plan, the Plan Committee shall be entitled to rely on the representations of the Employee as provided in the Treasury Regulations that the distributing plan is a qualified plan. Regardless of whether it is ultimately determined that such distributing plan is or is not a qualified plan, the acceptance of such contribution shall not be a grounds for disqualification of the Plan. Nevertheless, if the Plan Committee determines at any time that any amount accepted as a rollover amount pursuant to this section, for whatever reason, was not eligible for such classification or otherwise did not qualify as a rollover amount, the Committee shall direct the Trustees to pay to the Employee/Participant or his designated beneficiary the total amount accepted as a rollover amount plus all earnings and increments in value thereon from the date of acceptance to the date of such distribution. The Plan Committee shall authorize the Trustees or other payor to withhold from such distribution any taxes as required by law and to submit such information documents to the taxing authorities as required by law.

          (e) Under all circumstances and at all times the Employee/Participant shall be 100% vested in the balance of the Employee's Rollover Account.

     3.12 Direct Rollovers Permitted

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) Definitions.

               1. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               2. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               3. Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               4. Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     3.13 Reemployment after Distribution. If any former Participant shall be re-employed by the Employer before incurring five consecutive 1 year Breaks in Service, and such former Participant had received a distribution of his entire vested interest prior to his re-employment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five years after (1) the first date on which the Participant is subsequently re-employed by the Employer, or (2) the close of the first of five consecutive 1 year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five years after the date of separation. In the event the former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date coinciding with or preceding his termination. The source for such reinstatement shall first be any forfeitures occurring during the year. if such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Account. Additionally, the Employer shall establish a separate account for the Participant's interest in the Plan at the time of the distribution and at any time during which the Participant's vested percentage in that account can increase that vested portion will equal or exceed an amount determined by applying the following formula where "x" equals the amount: x = P (ab + (r x d) - (r x d). "P" is the vested percentage; "ab" is the account balance; "d" is the amount of the distribution; and "r" is the ratio of the account balance at the relevant time to the account balance after the distribution.



                                   ARTICLE IV

                             PARTICIPANTS' ACCOUNTS

     4.1 Individual Accounts. The Plan Committee shall establish and maintain for each Participant (or Beneficiary of a deceased Participant) an Elective Deferral Account and Employer Matching Contribution Account. Credits and charges shall be made to each such Account in the manner hereinafter described. The maintenance of Accounts is for accounting purposes only, and a segregation of the assets of the Trust to each Account shall not be required.

     4.2 Valuation of the Trust. The Trust shall be valued by the Trustees on the Anniversary Date in each Plan Year. Such valuation shall be made on the basis of the fair market value of all property held in Trust. Any contribution made on account of a particular Plan Year but received by the Trustees after the end of such Plan Year shall be treated as having been made on the Anniversary Date.

     4.3 Adjustments and Allocations to Accounts. At the end of each Plan Year, the Accounts of each Participant (or Beneficiary of a deceased Participant) shall be adjusted in the following order:

          (a) decreased by any amounts distributed to or for the benefit of the Participant (or Beneficiary of a deceased Participant);

          (b) increased by the contributions made by or on behalf of the Participant to his account not previously so allocated;

          (c) increased by the Employer's Matching Contribution which shall be allocated to each Participant's Employer Matching Contribution Account, provided that no allocation shall be made to the account of a Participant unless that Participant is in the employ of the Employer on the last day of the year, except as provided in Section 3.1; and

          (d) increased by the income of the Trust in proportion to the account balances in each such account on the last day of each calendar quarter in proportion to the balances of all such accounts on the same day prior to the income allocation provided herein.

          (e) The foregoing notwithstanding, if as a result of a reasonable error in estimating a Participant's Plan Compensation, or a reasonable error in determining the amount of a Participant's Elective Deferrals, the annual additions for a Participant for a particular Plan Year would cause the limitations of Code Section 415 applicable to that Participant for that Plan Year to be exceeded, such excess amounts shall not be deemed to be annual additions to that Participant's account and shall not increase that Participant's account, but rather shall be removed from that Participant's account and be used to reduce the Employer contributions for the next Limitation Year (Plan Year) and succeeding Limitation Years, if necessary, for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. If the Participant is not covered by the Plan as of the end of the Limitation Year, then such excess must be held unallocated in a suspense account for that Limitation Year and allocated and reallocated in the next Limitation Year to all remaining Participants and such excess amounts must be used to reduce the Employer contributions for such Limitation Years. No such excess amounts may be distributed to Participants or former participants.

     4.4 Combined Limitations.

          (a) In the event any Participant in this Plan is a participant under any other Defined Contribution Plan maintained by the Employer (whether or not terminated), the total amount of Annual Additions to such Participant's Accounts for any Limitation Year from all such Defined Contribution Plans shall not exceed the limitations set forth in Section 3.8. Any reduction shall be made first from the Employer's profit sharing plan or plans and then from the Employer's other defined contribution plans. If it is determined that as a result of the limitations set forth in this Section, the Annual Additions to a Participant's account in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Section 3.10.

          (b) In the event that any Participant under this Plan is a participant under one or more Defined Benefit Plans maintained by the Employer (whether or not terminated), then for any Limitation Year the sum of the Defined Benefit Plan Fraction for such Limitation Year and the Defined Contribution Plan Fraction for such Limitation Year shall not exceed one (1.0). If it is determined that, as a result of the limitations set forth in this Section 4.4, the Annual Additions under this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Section 3.10.

          (c) Definitions Relating to Annual Addition Limitations: For purposes of Section 4.4, the following definitions shall apply:

               (1) "Retirement Plan" means a Plan maintained by the Employer which is (A) a profit sharing, or pension plan described in Section 401(a) of the Code, (B) an annuity plan or annuity contract described in Sections 403(a) or 403(b) of the Code, (C) a qualified bond purchase plan described in Section 405(a) of the Code, or (D) an individual retirement account, individual retirement annuity or retirement bond described in Sections 408(a), 408(b) or 409 of the Code.

               (2) "Defined Contribution Plan" means a Retirement Plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account, and any income, expense, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account.

               (3) "Defined Benefit Plan" means any Retirement Plan which does not meet the definition of a Defined Contribution Plan.

               (4) "Defined Benefit Plan Fraction", for any Limitation Year means a fraction (A) the numerator of which is the projected annual benefit of the Participant (the annual benefit to which such Participant would be entitled under the terms of the Defined Benefit Plan on the assumptions that he continues employment until his normal retirement age as determined under the terms of such Defined Benefit Plan, that his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and that all other relevant factors used to determined benefits under such Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years) under all Defined Benefit Plans maintained by the Employer, determined as of the close of the Limitation Year, and (B) the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under subsection (b)(1)(A) of Section 415 of the Code for such Limitation Year, or (ii) the product of 1.4 multiplied by 100% of the Participant's average compensation for his high three Limitation Years.

               (5) "Defined Contribution Plan Fraction" for any Limitation Year shall mean a fraction (A) the numerator of which is the sum of the Annual Additions to the Participant's accounts under all Defined contribution Plans maintained by the Employer in such Limitation Year, and (B) the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of service with the Employer: (i) the product of
          1.25 multiplied by the dollar limitation in effect under subsection
          (c)(1)(A) of Section 415 of the Code for such Limitation Year (without regard to subsection (c)(6) thereof), or (ii) the product of 1.4 multiplied by 25% of the Participant's Limitation Year Compensation.

               (6) "Limitation Year" shall mean the Plan Year.

               (7) "Limitation Year Compensation" shall mean compensation as defined in Section 1.3(d) of the Plan.

               (8) "Employer" means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) or affiliated Service groups (as defined in Section 414(m) of the Code) of which the adopting employer is a part.


     4.5 Self-Directed Accounts.

          (a) Each Participant shall direct the Trustees as to how all or any portion of the Participant's Account shall be invested in accordance with such rules and regulations that permit a Participant the opportunity to exercise control over the assets in his individual account and provide an opportunity to choose, from a broad range of investments, the manner in which some or all of such assets are invested. The Trustees shall implement such Participant instructions except as provided in paragraph (c) below. All rules and regulations shall be applied consistently and uniformly to all Participants similarly situated.

          (b) The Trustees shall make available to each Participant the opportunity to choose from at least three diversified categories of investments (including look-through investments) and to transfer all or any portion of the Participant's Account between and among such investments no less frequently than quarterly annually. In addition to investment directions which may be given pursuant to paragraph (d) below, a Participant may invest in any of the look-through investment vehicles as selected by the Trustees. All of the information concerning such investments shall be made available to a Participant upon request to the Trustees by distribution of the prospectuses and other information concerning such look-through investments as is provided to the Trustees.

          (c) The Trustees shall not honor investment directions which, if implemented would not be in accordance with the Plan documents to the extent the Plan documents are consistent with Title I of ERISA; would cause the Plan to maintain an indicia of ownership of any Plan assets outside of the United States; would jeopardize the Plan's tax qualified status under the Internal Revenue Code; would result in a prohibited transaction as described in ERISA Section 406, or in IRC Section 4975; could result in a loss in excess of the Participant's Account balance; or, would generate income taxable to the Plan.

          (d) In addition to the look-through investment vehicles available to the Participant under paragraph (b) above, a Participant may select any other investment, subject to the limitations of paragraph (c) and subject to the Participant bearing the expenses of carrying out the Participant's instructions in purchasing such investments, all of which shall be detailed in writing by the Trustees to the Participant to the extent known and, if there are expenses which are unknown that fact shall be in writing on forms supplied by the Trustees and shall be signed by the Participant and witnessed by a Trustee.

          (e) Under no circumstances shall the ability of a Participant to direct the investment of the amounts credited to his Account be interpreted to allow the Participant to invest such Accounts directly or to ever take possession of all or any portion of his Account, except as specifically provided by this Plan. All funds while held in the Trust are part of the trust fund and are managed exclusively by the Trustees subject to this
     Section 4.5.

          (f) It is specifically intended that the Plan qualify as an ERISA 404(c) Plan. The Plan Committee is the identified plan fiduciary to accept Participant's investment choices and to distribute such investment information. The Plan Committee may designate all or a portion of this responsibility to others provided such designation is communicated in writing to the Participants. To the extent the Plan does qualify as an ERISA 404(c) Plan, with respect to each Participant the Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment choices made by the Participant or the Participant's beneficiary. A Participant may change the allocation of his contribution and account balances at least once in any three months. Each Participant shall have the opportunity to give investment instructions to the Plan Committee or its designee and will obtain written conformation of such instructions. Under no circumstances is any person, including any member of the Plan Committee, or any employee of the Employer, authorized to distribute to a Participant information concerning any investment that is not contained in a prospectus or otherwise made available pursuant to all applicable laws regulating the sale and investment of securities and other property.


                                    ARTICLE V

                               PAYMENT OF BENEFITS

     5.1 Vesting and Forfeitures.

          (a) Elective Deferral Account - A Participant shall be 100% vested at all times in the amounts held in this account.

          (b) Employer Matching Contribution Account - A Participant will be 100% vested in the amounts held in this account after the completion of three (3) Years of Service:

          (c) Except as provided above, for purposes of this Plan, the word "Accounts" shall mean both a Participant's Elective Deferral Account and the Employer Matching Contribution Account.

          (d) All forfeitures arising under this Plan shall be applied to the restoration of any accounts of Participants who are reemployed during the Plan Year as required by this Plan and forfeitures remaining, if any, will be applied toward the Employer's Matching Contribution for the Plan Year in which the forfeitures occurred. If there are any forfeitures remaining unapplied after the application of the preceding sentence, they will be applied to the Matching Contribution accounts of the Participants remaining in the Plan in proportion to their compensation for that Plan Year.

     5.2 Retirement. A Participant shall reach Normal Retirement Age upon attaining age 65 and Early Retirement Age upon attaining age 55 and may retire as of the first day of the month coincident with or following his attainment of such ages as the Participant elects, which day shall be called the Participant's Retirement Date. A Participant shall have a nonforfeitable right to the balances in his Accounts upon attainment of Early or Normal Retirement Age. A Participant may remain actively employed by the Employer after his Normal Retirement Date, subject to any written mandatory retirement policy of the Employer. He shall continue to be a Participant in the Plan as long he remains so employed by the Employer, and he may retire or be retired in accordance with any such written mandatory retirement policy of the Employer, as of the first day of any month after his Normal Retirement Date. A Participant who retires under this section shall be entitled to distribution of his entire Accounts balance at the time and in the manner provided by Section 5.8.

     5.3 Age 59-1/2. Upon attainment of age 59-1/2, a Participant may request a distribution of all or any portion of the vested portion of his Accounts attributable to contributions made pursuant to Sections 3.1, 3.4, and 3.11. Such distribution may be made even though the Participant has not terminated employment and continues as a Participant in the Plan thereafter. A Participant requesting a distribution under this Section shall be entitled to distribution at the time and in the manner provided by Section 5.8.

     5.4 Disability. A Participant who is determined by the Employer to be disabled as defined in Section 1.4(a) hereof, shall be considered to have taken disability retirement as of the first day of the month following the month in which the Employer makes such determination. The Employer may require the Participant to submit to medical examinations for the purpose of verifying the Participant's disability. A Participant who becomes disabled shall have a 100% nonforfeitable right to the balances in his Accounts and shall be entitled to distribution of his Accounts at the time and in the manner provided by Section 5.8.

     5.5 Death. In the event of a Participant's death prior to his termination of employment with the Employer, the balances in such Participant's Accounts shall become fully vested and payable to the Participant's beneficiary as designated under the Plan. Distribution of such balances shall be made at the time and in the manner provided by Section 5.8. Unless otherwise elected in the manner prescribed in this Section, the Beneficiary of any death benefit payable hereunder shall be the Participant's spouse. The Participant may designate a Beneficiary other than his or her spouse only if:

          (a) The Participant's spouse has consented to the Beneficiary Designation. Such consent must be in writing and must be witnessed by a representative of the Plan Committee or notarized. The consent will be valid only as to the spouse who signed it; or

          (b) The Participant establishes to the satisfaction of the Plan Committee that he or she has no spouse; or

          (c) The Participant's spouse cannot be located; or

          (d) Because of other circumstances under which no spousal consent is required in accordance with applicable regulations under the Code or ERISA.

     5.6 Termination of Employment Prior to Retirement, Disability or Death. A Participant who terminates employment with the Employer and who is not entitled to distribution of his account balance under any previous section of this
Article V, shall be entitled to distribution of the vested balances in his Accounts at the time and in the manner provided by Section 5.8.

     5.7 Limitation on Distributions. Except as provided in Section 5.8, no distributions shall be made to a Participant from his Accounts until such Participant's retirement, attainment of age 59-1/2, death, disability, other termination of employment or due to hardship as provided herein.

     The Plan Administrator shall not permit a distribution of any benefit prior to the Participant's Normal or Early Retirement Age where the present value of the non-forfeitable accrued benefit (taking into account benefits derived from both Employer and Employee contributions) is in excess of $5,000 without the consent of the Participant's spouse. The Plan

Administrator must obtain the written consent of the Participant and where applicable the Participant's spouse not more than 90 days before the commencement of the distribution of any part of an accrued benefit hereunder.

     5.8 Distribution upon Retirement, Disability, Death or Other Termination of Employment.

          (a) Time and Manner of Distribution. Upon a Participant's retirement, attainment of age 59-1/2 (if a distribution is requested at that time pursuant to the provisions of Section 5.3), disability, death, or other termination of employment, there shall be distributed to the Participant, or to his Beneficiary in the case of death, the vested balances in the Participant's Accounts as of the Accounting Date immediately preceding the date of such separation from employment, plus any contributions credited or to be credited to his Accounts subsequent to such Accounting Date, in a lump sum, to be distributed as soon as practicable after such separation from employment (and in the case of an age 59-1/2 in-service distribution as soon as practical after the written request is received by the Plan Committee) unless elected otherwise by the Participant or the Participant's surviving spouse. For purposes of this Section 5.8 "Accounting Date" means a date on which the Trustee values the Investment Funds and makes allocations to Accounts pursuant to Article IV. Notwithstanding the foregoing, a Participant who has separated from employment may elect, pursuant to Plan Committee rules, to defer such lump sum distribution to any subsequent date, subject to the restrictions contained in subsection
     (b) hereof. The Accounting Date for such deferred lump sum distribution shall be the Accounting Date which immediately precedes the date of distribution elected by the Participant. An election to defer a distribution may be changed no more frequently than annually and shall be irrevocable upon the death of the Participant.

     If a Participant (or Beneficiary) entitled to receive a distribution under this Section 5.8 should die prior to the time he has received the full distribution to which he is entitled, then the amount credited to his Accounts as of the Accounting Date for the month in which the death occurs shall be distributed to the deceased Participant's Beneficiary or to the estate of the Beneficiary in the case of the Beneficiary's death. The provisions of this
Section 5.8 shall apply to all benefits payable to a Participant derived from both Employer and non-deductible Employee Contributions. If a distribution is considered to have commenced in accordance with the Treasury Regulations before the Participant's death, the remaining interest of the Participant will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death. Additionally, distributions under this Plan will be made in accordance with the requirement of the Treasury Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed Regulations.

          (b) Restrictions. Distributions are subject to the following restrictions where applicable:

               (1) No Participant (or Beneficiary) may elect a distribution date which is earlier than 60 days following the date on which the Participant's Accounts are to be valued.

               (2) Each Participant's Accounts balances must be distributed to him in full no later than the April 1st following the calendar year in which he attains age 70-1/2; provided however, if Participant dies before his entire Accounts balances have been distributed, or if distribution has commenced to the Participant's surviving spouse who dies before the entire Account balances have been distributed then the entire remaining Account balances must be distributed to the Participant's designated Beneficiary within five years of the Participant's death (or the death of his surviving spouse). The foregoing notwithstanding, a Participant other than a five (5%) percent owner shall not be required to accept a distribution regardless of age prior to the termination of his employment with the Employer.

               (3) Notwithstanding (2) above or any other provision herein to the contrary, in no event shall distribution of a Participant's Accounts be made later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of the following events:

          (a) The attainment by the Participant of age 65;

          (b) In the case of a Plan Participant who commences participation in the Plan within five (5) years before attaining age 65, the fifth anniversary of the time the Plan Participant commences participation in the Plan;

          (c) In the case of a Plan Participant not described in paragraph (b) above, the tenth anniversary of the Plan Year in which the Participant joined the Plan as a Participant;

          (d) The termination of the Participant's service with the Employer; or

          (e) The date specified by the Participant in his election made pursuant to subsection (a) hereof.

     5.9 Distributions of $5,000 or Less. Upon the termination of a Participant's employment with the Employer, prior to a Participant's annuity starting date, the Plan Committee shall make an immediate total distribution of the vested value of the account of the Participant if the present value of such account to the extent vested (calculated using an interest rate not greater than the PBGC rate) is $5,000 or less and, at no time prior to the termination of the Participant's employment, ever exceeded $5,000.00. Such amount shall be paid to the Participant, or if the Participant is then deceased, to the Participant's designated beneficiary; provided, however, if the distribution provided hereunder is less than the total amount of the Participant's account at the time of the distribution and if the Participant is reemployed within the five (5) year period commencing on such termination, the Participant shall have repayment rights with respect to such distribution identical to those provided in Section
3.13 hereof.

     5.10 Additional Distribution Restrictions. Notwithstanding anything else contained in this Plan, amounts attributable to Elective Deferrals may not be distributed earlier than the occurrence of one of the following events:

               (1) the Participant's retirement, death or disability or separation from service;

               (2) the termination of this Plan without the establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

               (3) the Participant's attainment of age 59 1/2 or hardship as provided herein;

               (4) the sale or disposition by the Employer to an unrelated corporation of substantially all of its assets, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and

               (5) the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

          Clauses, 2, 4, and 5 apply only if the distribution is in the form of a lump sum and clauses 4 and 5 apply only if the transferor corporation continues to maintain the Plan.


                                   ARTICLE VI

                            FIDUCIARY RESPONSIBILITY

     6.1 Named Fiduciary. The Employer shall be the "named fiduciary" referred to in Section 402(a) of ERISA with respect to the management, operation and administration of the Plan and is also responsible for making contributions provided for under Section 3.1. The "Plan Administrator" as defined in Section 414(g) of the Code and Section 3(16) of ERISA is the Plan Committee as established by Article VIII hereof.

     6.2 Allocation of Fiduciary Responsibility. Each fiduciary, whether named herein or otherwise, shall only have the individual responsibility for exercising the functions and responsibilities assigned or allocated to such fiduciary hereunder. Unless otherwise specifically provided herein, no fiduciary responsibility shall be shared by two or more fiduciaries. Where one fiduciary follows the directions of another fiduciary, who has the fiduciary responsibility for such action, then the fiduciary following such direction shall not be deemed a fiduciary hereunder in taking such action.

     6.3 Service in More than One Capacity. Any person, or group of persons, may serve in more than one fiduciary capacity with respect to this Plan.

     6.4 Employment of Advisers. A fiduciary may engage accountants, attorneys, actuaries or such other advisers as it deems necessary or advisable to properly carry out its duties under this Plan. The functions of any such persons designated by the fiduciary shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan.

     6.5 Compensation of Fiduciaries and Advisers. The fees, expenses and costs charged or incurred by any fiduciary or any adviser hereunder may be paid in whole or in part by the Employer, and any such fees, expenses or costs not paid by the Employer shall be paid out of the Trust; provided that such compensation or reimbursement is reasonable under the circumstances; and provided further that no person who already receives full-time pay from an Employer whose employees are Participants in the Plan shall receive any compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

     6.6 Liability of Fiduciaries. Each fiduciary, and each adviser to any fiduciary, shall be free from all liability for any act or conduct in carrying out its responsibilities under this Plan, except for acts of willful misconduct or gross negligence; provided, however, that the foregoing shall not relieve any such fiduciary or adviser from any responsibility or liability that it may have pursuant to ERISA.


                                   ARTICLE VII

                               PLAN ADMINISTRATION

     7.1 Plan Committee. A Plan Committee consisting of at least two officers of the Employer shall be the Plan Administrator. The Plan Committee may appoint one member authorized to sign any reports required by ERISA in representation of all members. Members of the Plan Committee shall serve until their resignation or dismissal by the Employer and vacancies shall be filled in the same manner as the original appointments. The Employer may dismiss any member of the Plan Committee at any time with or without cause.

     7.2 Duties and Powers of the Plan Committee. The Plan Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not limited to, the following:

          (a) To construe and interpret the Plan and Trust.

          (b) To decide all questions of the eligibility of Employees to become Participants under the Plan.

          (c) To determine the amount, manner and time of payment of benefits under the Plan.

          (d) To authorize and direct all disbursements by the Trustee from the Trust.

          (e) To prescribe procedures to be followed by Participants or Beneficiaries for filing applications for benefits.

          (f) To prepare and distribute to Participants information explaining the Plan.

          (g) To make and publish rules for the regulation of the Plan which are not inconsistent with the terms of the Plan or with ERISA.

          (h) To designate one or more of its members to assume responsibility for any of its functions or to delegate to individuals not members of the Committee any administrative, clerical or other nondiscretionary duties provided always in such delegation, the Committee shall alone remain responsible for decisions affecting the rights of Participants and their beneficiaries.

          (i) To take any action required to take self corrective measures as required by the Internal Revenue Service or the Department of Labor to preserve the tax qualified status of the Plan, to correct errors in fiduciary conduct or such other action to maintain the Plan in compliance with all applicable laws.

     The Plan Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to modify any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility for a benefit under the Plan. All policies, rules, interpretations and decisions of the Plan Committee shall be uniformly and consistently applied in a nondiscriminatory manner to all Participants in similar circumstances. The Plan Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary in carrying out its duties hereunder.

     7.3 Claims Procedure. The Plan Committee shall make all determinations as to the right of any person to a benefit under this Plan. If a claim is denied by the Plan Committee, it shall give written notice to the claimant setting forth
(a) the specific reason or reasons for the denial, (b) the specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and
(d) an explanation of the claim review procedure, in accordance with this Section.

     Within sixty days after the receipt by the claimant of a written notice of denial of a claim, or such later time as may be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the claimant may file a written request with the Plan Committee that it conduct a full and fair review of the denial of the claim for benefits. If such review is requested, the claimant or his duly authorized representative may (a) request a review upon written application, (b) review pertinent documents, and (c) submit issues and comments in writing.

     The Plan Committee shall issue a written decision on the claim within sixty days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing the claim, the aforesaid sixty day period shall be extended to one hundred twenty days. In the event of such extension, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Any decision on review shall be in writing, and shall be written in a manner calculated to be understood by the claimant, shall include the specific reason or reasons for the decision, and shall contain specific reference to pertinent Plan provisions upon which the decision is based.

     The foregoing notwithstanding, the Plan Committee shall be responsible for maintaining records of Participants' service, account balances, vesting and other matters relating to amount of benefits under the Plan. The Plan Committee shall also be responsible for filing such reports, and making such disclosure to Participants as may be required by ERISA and the Code.

     7.4 Records and Reports. The Plan Committee shall be responsible for maintaining records of Participants' service, account balances, vesting and other matters relating to amount of benefits under the Plan. The Plan Committee shall also be responsible for filing such reports, and making such disclosures to Participants as may be required by ERISA and the Code.

     7.5 Application and Forms for Benefits. The Plan Committee may require a Participant to complete and file with the Committee an application for a benefit, or any other forms approved by the Committee, and to furnish all pertinent information requested by the Plan Committee. The Plan Committee may rely on all such information so furnished.


                                  ARTICLE VIII

                  AMENDMENT, MERGER AND TERMINATION OF THE PLAN

     8.1 Amendment and Termination.

          (a) General. The Employer intends to continue this Plan and the payment of contributions hereunder indefinitely, but such continuance is not assumed as a contractual obligation, and the Employer expressly reserves the right to discontinue contributions to the Plan or to terminate the Plan at any time, as to its Employees without the consent of any other party. Any amendment may be made retroactive by its terms, but no such amendment shall cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries; provided, however, the Employer may make any amendment it determines necessary or desirable, with or without retroactive effect, to qualify or maintain the Plan as a qualified plan within the meaning of
     Section 401(a) of the Code, and to qualify or maintain the Trust as tax exempt under Section 501(a) of the Code, and the regulations issued thereunder.


          (b) Limitations on Amendment.

               (1) If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three years of service with the Employer may elect, within a reasonable period after the adoption of the amendment or change to have the Participant's nonforfeitability percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                    (i) Sixty (60) days after the amendment is adopted

                    (ii) Sixty (60) days after the amendment becomes effective
               or

                    (iii) Sixty (60) days after the Participant is issued
               written notice of the amendment by the Plan Committee.

               (2) No amendment to the Plan shall be effective to the extent it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this section, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, no amendment of the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

     8.2 Action by Employer. Any action by the Employer under this Plan may be taken by means of a writing signed by an authorized officer.

     8.3 Effect of Termination. Upon termination of the Plan, the accounts of all Participants or Beneficiaries affected thereby shall become fully vested and nonforfeitable, and the Plan Committee shall, after payment of expenses properly chargeable to the Fund, allocate any unallocated assets in the Fund to the accounts of such Participants or Beneficiaries pursuant to the rules set forth in Article IV hereof. In making such final allocation, the Plan Committee may, if it determines that a termination of the Plan has occurred prior to the date of formal action by the Employer, reverse any forfeitures of accounts of Participants which have occurred in the interim.

     8.4 Partial Termination. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan under the Code, the accounts of such group of Participants shall become fully vested and non-forfeitable.

     8.5 Manner of Distribution. In the event of termination or partial termination of the Plan, the Plan Committee shall direct the Trustee either (a) to make distribution of benefits to Participants or their Beneficiaries affected by such termination or partial termination pursuant to Section 5.8, or (b) to retain such benefits for distribution upon the occurrence of one of the events set forth in Article V hereof.

     To the extent that no discrimination in value results, any distribution after termination or partial termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Plan Committee and the Trustee may determine. All non-cash distributions shall be valued at fair market value at the date of distribution.

     8.6 Merger. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants in this Plan, the assets of the Fund applicable to such Participants shall be transferred to the other trust fund only if:

          (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

          (b) A writing signed by the authorized partner of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan, and

          (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.

     8.7 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.


                                   ARTICLE IX

                                    TOP-HEAVY
                           PROVISIONS AND DEFINITIONS

     9.1 Top-Heavy Plan Definitions.

          (a) "Top-Heavy Plan" means a plan which, as of the Determination Date
     (1) the Present Value of Accrued Benefits of Key Employees and (2) the aggregate of the Accounts of Key Employees under the plan exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the aggregate of the Accounts of all employees under such plan. The determination of whether a plan is top-heavy shall be made after aggregating all other plans of the Employer or any of its affiliates which are part of a Required Aggregation Group and after aggregating any other plan of the Employer or any of its affiliates which is part of the Permissive Aggregation Group, if such permissive aggregation thereby eliminates the top-heavy status of any plan within such Permissive Aggregation Group. A plan is a "Super Top-Heavy Plan" if, as of the Determination Date, the plan would meet the test specified above for being a Top-Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in this subsection.

          (b) "Determination Date" means, for purposes of determining whether a plan is a Top-Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year (or, in the case of the first Plan Year of a plan, the last day of the first Plan Year).

          (c) "Valuation Date" means, for purposes of determining the value of Accounts under this Section, the same date as the Determination Date.

          (d) "Key Employee" means any Employee or former Employee (including a Beneficiary of such Employee) who at any time during the Plan Year of Determination, or during any of the four (4) preceding Plan Years, is:

               (1) An officer of the Employer having annual Compensation for such Plan Year which is in excess of 50% of the dollar limit in effect under Section 415(b)(1)(A) for the calendar year in which such Plan Year ends;

               (2) An owner of (or considered as owning within the meaning of Section 318) both more than an one-half percent interest as well as one of the ten largest interests in the Employer and having annual compensation greater than the dollar limit in effect under Section 415(c)(1)(A) for the Plan Year;

               (3) A 5% owner of the Employer; or

               (4) A 1% owner of the Employer whose annual compensation is more than $150,000.

     For purposes of determining 5% and 1% owners, the aggregation rules and the rules of subsections (b), (c) and (m) of Section 414 of the Code do not apply.

          (e) "Non-Key Employee" means any Employee or former Employee (including a Beneficiary of such Employee) who is not a Key Employee.

          (f) "Account" means the value of all accounts (as defined in Sections 1.4(b), (c) and (d) under the Plan as of the Valuation Date, including all employer contributions paid or payable to such Account and all employee contributions actually paid to such Account, except as follows:

               (1) The value of each Account shall be increased by the aggregate distributions made with respect to an Employee under the Plan during the five (5) year period ending on the Determination Date.

               (2) In the case of a profit sharing plan, the value of each Account shall not include any employer contribution actually made after the Determination Date, except in the case of the first Plan Year each account shall include such contributions that are allocated to the Account as of a date within the first Plan Year.

               (3) The value of an Account maintained for voluntary deductible Employee contributions (if any) shall not be included.

               (4) The value of an Account maintained for rollover contributions (if any) shall not be included if the rollover contribution was initiated by the Employee and was not made from a plan maintained by the Employer (or by an employer required to be aggregated with the Employer under Sections 414(b), (c) or (m) of the Code).

               (5) The value of an Account maintained for an Employee who is a Non-Key Employee with respect to a plan for any Plan Year who was a Key Employee with respect to a plan for any prior Plan Year shall not be included.

               (6) If an individual has not performed any services for any employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, the value of the Account of such individual shall not be included.

          (g) "Required Aggregation Group" means (1) each qualified plan of the Employer or any of its affiliates in which at least one Key Employee participates, including for this purpose any terminated plan that covered a Key Employee maintained by the Employer within the five year period ending on the Determination Date, and (2) any other qualified plan of the Employer or any of its affiliates which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          (h) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer or any of its affiliates which, when considered as a group with the Required Aggregation Group would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (i) "Present Value of Accrued Benefit" means, in the case of a defined benefit plan, the present value of a Participant's accrued benefit as determined under the provisions of the applicable defined benefit plan.

          (j) "Employer or any of its Affiliates" means the Employer maintaining the Plan, and all commonly controlled trades or businesses (as defined in Section 414(c) of the Code), and affiliated service groups (as defined in
     Section 414(m) of the Code) of which the Employer is a part.

     9.2 Effective Date. In any Plan Year in which the Plan is a Top-Heavy Plan, the Plan shall meet the requirements set forth in Sections 9.3 and 9.7.

     9.3 Minimum Contribution Requirements.

          (a) Definition of Compensation. For purposes of this Section, Compensation for any Plan Year shall mean the amount of Compensation received from the Employer for that Plan Year.

          (b) Allocation. The total allocable amount under Section 4.3 shall be allocated as follows:

               (1) The total allocable amount shall first be allocated among the accounts of Participants who have completed a Year of Service as defined in Section 2.1 (except that such requirement that the Participant complete 1,000 Hours of Service in the Plan Year shall not apply to any Participant) in the same proportion that each such Participant's Compensation bears to the aggregate Compensation of all such Participants for such Plan Year, provided that the amount so allocated to the account of any Participant who is not a Key Employee shall not be less than the lesser of 3% or the highest rate allocated to any Key Employee for the Plan Year (such rate determined by calculating the largest percentage of Compensation not in excess of $200,000.00). If the highest rate allocated to a Key Employee for such Plan Year is less than 3%, amounts contributed attributable to a salary reduction arrangement shall be included in determining contributions made on behalf of Key Employees.

               (2) The remainder of the total allocable amount, if any, shall be allocated as set forth in Section 4.3.

          (c) Exceptions to the Minimum Contribution Requirement. The minimum contribution required under subsection (b) shall be reduced or eliminated, as the case may be, in the following circumstances:

               (1) If the allocation in any Plan Year of the total allocable amount under Section 4.3 (determined without regard to this Section) results in an allocation to each Participant who is eligible to receive an allocation under Section 9.3(b)(1) of at least 3% of such Participant's Compensation for the Plan Year, then the provisions of
          Section 9.3(b) shall not apply for such Plan Year.

               (2) No minimum contribution will be required (or the minimum contribution percentage will be reduced, as the case may be) for any Plan Year for a Participant who is eligible to receive an allocation under Section 9.3(b)(1) if the employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Participant in accordance with Section 416(c) of the Code.

          (d) Effect of Defined Benefit Plan. The 3% minimum contribution requirement in subsections (b) and (c) shall be increased to 5% for any Plan Year in which the Employer also maintains a defined benefit pension plan to the extent necessary to avoid the application of Section 416(f) of the Code and regulations thereunder.

     9.4 Maximum Compensation Limitation. The Compensation (as defined in both
Section 9.3(a) and Section 1.3(d)) of each Participant in the Plan for any Plan Year shall not exceed the first $200,000 of such Participant's Compensation; provided that such dollar limitation shall be adjusted to take into account any adjustments prescribed by the Secretary of the Treasury or his delegate under
Section 416(d)(2) of the Code.

     9.5 Adjustment to Section 415 Limits. If the Plan is a Super Top-Heavy Plan or if the Plan is a Top-Heavy Plan, and the minimum benefits required by Section 416(h) of the Code are not provided, then the 1.25 factor used in the denominators of the Defined Contribution Plan Fraction (under Section 4.4(c)(5)) and Defined Benefit Plan Fraction (under Section 4.4(c)(4)) shall be changed to 1.0.

     9.6 Remedial Provisions. In addition to the other powers granted hereunder, the Plan Committee shall have the power to take such action as it deems necessary or appropriate to determine whether the Plan is a Top-Heavy Plan, and in such event, to apply the provisions of this Article to the Plan, including, but not limited to the power to reallocate employer contributions, forfeitures and income, to reverse all or part of any forfeitures which may have been improperly recognized, and to direct the Trustee to make required distributions hereunder.

     9.7 Top Heavy Vesting Schedule. For any Plan Year in which the Plan is determined to be "top heavy", as defined in Section 9.1 hereof, the vesting schedule applicable to Employer Matching Contributions as provided in Section 5.1(b) shall be superseded by the following schedule:

                       Years                                       Vesting
                    of Service                                    Percentage
                    -----------                                   ----------
                    Less than 2                                        0
                         2                                            20
                         3                                            40
                         4                                            60
                         5                                            80
                    6 or more                                        100


     If the Plan ceases to be top heavy in a subsequent Plan Year, the vesting schedule provided in Section 5.1(b) will apply to a Participant's benefits accrued subsequent to the last year the Plan was top heavy, provided however that any Participant with 5 or more Years of Service must be given the opportunity to choose between the vesting schedule contained in this Section and that contained in Section 5.1(b).


                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Non-Guarantee of Employment. Nothing contained herein shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any Employee, with or without cause.

     10.2 Non-Alienation of Benefits. The benefits payable hereunder shall not be assigned or alienated by or on behalf of any Participant or Beneficiary except to the extent permitted under Sections 401(a)(13) and 414(p) of the Code.

     10.3 Facility of Payment. If any Participant or Beneficiary shall be physically or mentally incapable of receiving or acknowledging receipt of any payment due under the terms of the Plan, and no legal representative shall have been appointed for him, the Plan Administrator may direct the Trustee to make such payment to the person or institution maintaining such Participant or Beneficiary, and the payment to such person or institution in good faith shall constitute a valid and complete discharge for such payment.

     10.4 Exclusive Benefit. This Plan is established for the exclusive benefit of the Employees of the Employer.

     10.5 No Reversion. Except as otherwise expressly permitted hereunder, no assets of the Plan or the Trust shall ever revert to or be used or enjoyed by the Employer, nor, prior to the satisfaction of all liabilities under this Plan to Participants and their Beneficiaries, shall any of the assets of the Plan or Trust ever be used other than for the benefit of the Employees of the Employer and their Beneficiaries and defraying reasonable expenses of administering the Plan.

     10.6 Effect of Social Security Benefits. Benefits paid to or on behalf of a retired or terminated Participant hereunder shall not be reduced or otherwise affected by increases or other adjustments in Social Security benefits such Participants may receive.

     10.7 Titles. Titles of Articles and Sections are inserted for convenience only and shall not affect the meaning or construction of the Plan.

     10.8 Severability. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be constructed and enforced as if such provision had not been included herein.

     10.9 Applicable Law. This Plan shall be construed in accordance with Pennsylvania law.

     10.10 Initial Qualification. This Plan has been adopted and is based upon the condition precedent that the Internal Revenue Service issue its determination that it meets the requirements of the Code and regulations issued hereunder with respect to qualified plans. Notwithstanding any other provision herein, if the Internal Revenue Service determines that the Plan does not initially qualify under the Code, any assets attributable to Employer contributions which have been made prior to notice of such adverse determination shall be returned to the Employer, and this Plan shall terminate.

     10.11 Plan designation. For purposes of Code ss.401(a)(27), this Plan is a profit sharing plan.

     IN WITNESS WHEREOF, and as evidence of the adoption of the Plan, the Employer has caused its duly authorized president to execute this Plan as of this 28th day of October, 1998.


                                    DONEGAL MUTUAL INSURANCE COMPANY



ATTEST:


/s/ Ralph G. Spontak                By: /s/ Donald H. Nikolaus
----------------------------            -------------------------------
                 Secretary                                    President

   [CORPORATE SEAL]

                                 Amendment No. 1

                        Donegal Mutual Insurance Company
                              401(k) Plan ("Plan")



     In accordance with Section 8.1 of the Plan, the Plan is hereby amended effective January 1, 2000 as follows:

     1. Section 3.1 is deleted and the following substituted therefor:

     "3.1 Employer's Matching Contribution. The Employer shall contribute annually on behalf of each Participant in the employ of the Employer on the Anniversary Date an amount equal to the sum of (a) 100% of each Participant's Elective deferrals for the Plan Year not in excess of 3% of the Participant's Compensation for the Plan year and (b) 50% of each Participant's Elective Deferrals in excess of 3% of the Participant's Compensation, but not in excess of 9% of the Participant's Compensation for the Plan year ("Matching Contribution"). The requirement that a Participant be employed by the Employer on the Anniversary Date shall be waived if the employment of the Participant terminated during the Plan Year because of retirement, disability or death."

     2. Paragraph (a) of Section 3.4 is deleted and the following substituted therefor:

     "(a) Each Participant may make an Elective Contribution to the Plan and to the extent he elects to reduce or forego an increase in his Compensation, the amount by which his compensation is reduced shall be treated as the Participant's Elective Contribution and be allocated to that Participant's elective account. The amount of the Elective Contribution may not be less than 1% nor more than 15% of the Participant's Compensation as elected by the Participant in units of one (1) percentage point on forms provided by the Plan Committee, which may limit the amount of the

Participant's Elective Contribution at any time if it determines that such limitation is necessary to satisfy the requirement with IRC Section 401(k)."

     3. There is added to the Plan at the end of paragraph (b) of Section 4.5 the following:

     "Effective January 1, 2000, each Participant shall have the opportunity to invest all or a portion of the Participant's Account in the common stock of the Employer. The duties of the Employer and Trustees concerning such investment and the rights of Participants concerning an investment in the stock of the Employer are detailed in Section 4.6 below."

     4. There is added to the Plan new Section 4.6 reading as follows:

     "4.6 Investment in Employer Stock.

     (a) Definitions.

        i. Employer Stock means the common stock of Donegal Group, Inc., the parent company of the Employer as traded on the NASDAQ National Market Exchange.

        ii. Custodian means Reliance Trust Company, a _______ corporation. Custodian is an "investment manager" as defined in Section 3(38) of ERISA with respect to Employer Stock.

        iii. Record Keeper means TransAmerica. The Record Keeper will maintain all record of the Participants' accounts with respect to investments in Employer Stock.

        iv. Investment in Employer Stock. A Participant may elect to invest a portion of the Participant's Elective Contributions and Employer Matching Contributions made on his behalf in Employer Stock. Such election shall be made on forms supplied by the Trustees and maintained by the Record Keeper.

     (b) Purchase and Sale of Employer Stock.

        i. Notwithstanding anything to the contrary contained in this Plan or the Trust Agreement, the Trustees may direct the Custodian to purchase shares of Employer Stock upon the receipt by the Custodian of contributions from the Employees pursuant to a nondiscretionary purchasing program developed by the Custodian to effect such purchases in an orderly manner without disruption of the market for such stock.

        ii. If a Participant's vested interest in the Participant's Accounts or a portion thereof is to be distributed on account of the Participant's retirement, disability, death, termination of employment, pursuant to a hardship withdrawal, withdrawal of a rollover contribution or as a result of a qualified domestic relations order or because of the minimum distribution rules, the Trustees will direct the Custodian to sell the Participant's shares of Employer Stock or distribute such stock in kind, at the election of the Participant or the Participant's designated beneficiary. If the Participant elects to take a cash distribution, the amount of cash to be distributed to the Participant attributable to the Participant's shares of Employer Stock, will be determined on the basis of the price or the average of the prices realized on the disposition of such shares on the day or days during the calendar month as may be designated by the Trustees in a uniform and nondiscriminatory manner. Notwithstanding the foregoing, the Custodian may net out transactions internally (so as not to be both a buyer and a seller on the open market) at the then prevailing market prices as determined by the Custodian.

     (c) Voting of Shares. Notwithstanding anything to the contrary contained in this Plan or the Trust Agreement, whenever any proxies or consents are solicited from shareholders, each Participant (or designated beneficiary in the case of a decease Participant) whose account contains Employer Stock will have the right to direct the Trustees, in writing, as to the voting of such shares.

The Trustees or the Custodian will use their best efforts to distribute or cause to be distributed in a timely manner to each Participant or designated beneficiary a copy of the proxy solicitation material sent to shareholders, together with a form addressed to the Trustees or the Custodian containing confidential, written instructions as to the manner in which said shares will be voted. If the instructions are sent to the Custodian, the Custodian must communicate the instructions to the Trustees. Upon receipt of such instructions, the Trustees will vote said shares as instructed. Shares of Employer Stock as to which the Trustees do not receive instructions will be voted by the Trustees in the proportion as shares are to be voted pursuant to the written voting instructions received from all Participants by the Trustees. Each Participant (or designated beneficiary) will be entitled to one vote for each full share of Employer Stock allocated to the Participant's accounts. Fractional shares of Employer Stock will not be permitted to vote.

        (d) Valuation. Employer Stock will be valued as of any business day of each Plan Year based on the published valuation for such stock on the NASDAQ National Market Exchange. Any dividends received on Employer Stock will be reinvested and become part of the Participant's Accounts. The Record Keeper will maintain adequate records of the cost basis of Employer Stock for each Participant's account. The Record Keeper may time to time modify its accounting procedures to achieve equitable and nondiscriminatory allocations among Participants" Matching Contributions Account in accordance with the provisions of this Plan and requirements of law.

        (e) Named Fiduciary Status\Confidentiality. Each Participant or designated beneficiary shall be deemed to be a named fiduciary within the meaning of Section 402(a) of ERISA with respect to the voting of the shares of Employer Stock as to which such Participant or designated beneficiary has the right of direction. Directions received from Participants or designated beneficiaries by the Trustees or the Custodian shall be held in strict confidence and shall not be divulged or released to any person, including employees, officers or directors of the Employer, provided, however, that to the extent necessary for the operation of the Plan, such directions may be relayed by the Trustees to the Record Keeper or auditor for the Plan, which Record Keeper or Auditors is not the Employer and agrees not to divulge such directions to any other person including employees, officers or directors of the Employer."

     5. There is added to the Plan new ARTICLE XI reading as follows:

     "ARTICLE XI. Money Purchase Pension Plan Account.

     Section 11.1. General. This Article applies only to those employees who were participants in DMIC Money Purchase Pension Plan and who had accounts in that Plan on December 31, 1999. This Articles does not apply to any other Employee or Participant.

     Section 11.2. Money Purchase Pension Benefit. For purposes of this Plan, the term "Money Purchase Pension Benefit" means the account balance of the Participant in the Money Purchase Pension Plan as of December 31, 1999. As provided by amendment to that Plan, all such accounts are fully vested in the Participants and under no circumstances may any forfeitures arise with respect to those accounts.

     Section 11.3. Participants' Accounts. Under all circumstances a Participant's Account shall be treated as a segregated investment individually directed by the Participant and shall be adjusted for only the income or loss realized with respect to each such Account.

     Section 11.4. Determination and Distribution of Benefits. The provisions of ARTICLES VI and VII of the Money Purchase Pension Plan as in effect on December 31, 1999 are hereby incorporated by reference and for convenience set forth in full in Appendix "A" to the Plan. The provisions of these Articles will apply to the determination and distribution of a Participant's Money

Purchase Pension Benefit. Otherwise, the provisions of this Plan shall govern with respect to a Participant's Money Purchase Pension Benefit.

     6. There is added to the Plan new ARTICLE XII reading as follows:

     "ARTICLE XII. Profit Sharing Plan.

     Section 12.1. General. This Article applies only to those employees who were participants in the DMIC Profit Sharing Plan and who had accounts in that Plan on December 31, 1999. This Articles does not apply to any other Employee or Participant.

     Section 12.2. Profit Sharing Plan. For purposes of this Plan, the term "Profit Sharing Benefit" means the account balance of the Participant in the Profit Sharing Pension Plan as of December 31, 1999. As provided by amendment to that Plan, all such accounts are fully vested in the Participants and under no circumstances may any forfeitures arise with respect to those accounts.

     Section 12.3. Participants' Accounts. Under all circumstances a Participant's Account shall be treated as a segregated investment individually directed by the Participant and shall be adjusted for only the income or loss realized with respect to each such Account.

     Section 12.4. Determination and Distribution of Benefits. The provisions of ARTICLES VI and VII of the Profit Sharing Plan as in effect on December 31, 1999 are hereby incorporated by reference and for convenience set forth in full in Appendix "B" to the Plan. The provisions of these Articles will apply to the determination and distribution of a Participant's Profit Sharing Benefit. Otherwise, the provisions of this Plan shall govern with respect to a Participant's Profit Sharing Benefit.

     IN WITNESS WHEREOF and as evidence of the adoption of this amendment, Donegal Mutual Insurance Company has caused its duly authorized officers to execute this document on its behalf and under its seal as of this 13th day December, 1999.

                                              Donegal Mutual Insurance Company

ATTEST:

/s/ Ralph G. Spontak                      By: /s/ Donald H. Nikolaus
------------------------------                ---------------------------------
Ralph G. Spontak, Secretary                   Donald H. Nikolaus, President


     (Corporate Seal)

                                 Amendment No. 2

                        Donegal Mutual Insurance Company
                              401(K) Plan ("Plan")


         In accordance with Section 8.1 of the Plan, the Plan is hereby amended effective January 6, 2000 as follows:

         1. The paragraph at the end of paragraph (b) of Section 4.5 is deleted and the following substituted therefor:

                  "Effective January 1, 2000, each Participant shall have the opportunity to invest all or a portion of the Participant's Account in Employer Stock. The duties of the Employer and Trustees concerning such investment and the rights of Participants concerning an investment in Employer Stock are detailed in Section 4.6 below."

         2. Section 4.6 is deleted and the following is substituted therefor:

               "4.6 Investment in Employer Stock.

                    (a) Definitions.

                         (i) Employer Stock means the common stock of Donegal
                    Group Inc., the majority-owned subsidiary of the Employer as traded on the Nasdaq National Market.

                         (ii) Custodian means Reliance Trust Company, a Georgia
                    corporation. Custodian is an "investment manager" as defined in Section 3(38) of ERISA with respect to Employer Stock.

                         (iii) Record Keeper means TransAmerica. The Record
                    Keeper will maintain all record of the Participants' accounts with respect to investments in Employer Stock.

                         (iv) Investment in Employer Stock. A Participant may
                    elect to invest a portion of the Participant's Elective Contributions and Employer Matching Contributions made on his behalf in Employer Stock. Such election shall be made on forms supplied by the Trustees and maintained by the Record Keeper.

                    (b) Purchase and Sale of Employer Stock.

                         (i) Notwithstanding anything to the contrary contained
                    in this Plan or the Trust Agreement, the Trustees in their discretion from time to time may direct the Custodian to purchase shares of Employer Stock upon the receipt by the Custodian of contributions from the Employees pursuant to a nondiscretionary purchasing program developed by the Custodian to effect such purchases in an orderly manner without disruption of the market for such stock or may purchase Employer Stock directly from Donegal Group Inc. at the fair market value thereof at the time of purchase.

                         (ii) If a Participant's vested interest in the
                    Participant's Accounts or a portion thereof is to be distributed on account of the Participant's retirement, disability, death, termination of employment, pursuant to a hardship withdrawal, withdrawal of a rollover contribution or as a result of a qualified domestic relations order or because of the minimum distribution rules, the Trustees will direct the Custodian to sell the Participant's shares of Employer Stock or distribute such stock in kind, at the election of the Participant or the Participant's designated beneficiary. If the Participant elects to take a cash distribution, the amount of cash to be distributed to the Participant attributable to the Participant's shares of Employer Stock, will be determined on the basis of the price or the average of the prices realized on the disposition of such shares on the day or days during the calendar month as may be designated by the Trustees in a uniform and nondiscriminatory manner. Notwithstanding the foregoing, the Custodian may net out transactions internally (so as not to be both a buyer and a seller on the open market) at the then prevailing market prices as determined by the Custodian.

                    (c) Voting of Shares. Notwithstanding anything to the
               contrary contained in this Plan or the Trust Agreement, whenever any proxies or consents are solicited from shareholders, each Participant (or designated beneficiary in the case of a deceased Participant) whose account contains Employer Stock will have the right to direct the Trustees, in writing, as to the voting of such shares. The Trustees or the Custodian will use their best efforts to distribute or cause to be distributed in a timely manner to each Participant or designated beneficiary a copy of the proxy solicitation material sent to shareholders, together with a form addressed to the Trustees or the Custodian containing confidential, written instructions as to the manner in which said shares will be voted. If the instructions are sent to the Custodian, the Custodian must communicate the instructions to the Trustees. Upon receipt of such instructions, the Trustees will vote said shares as instructed. Shares of Employer Stock as to which the Trustees do not receive instructions will be voted by the Trustees in the proportion as shares are to be voted pursuant to the written voting instructions received from all Participants by the Trustees. Each Participant (or designated beneficiary) will be entitled to one vote for each full share of Employer Stock allocated to the Participant's accounts. Fractional shares of Employer Stock will not be permitted to vote.

                    (d) Valuation. Employer Stock will be valued as of any
               business day of each Plan Year based on the closing price for such stock on the Nasdaq National Market. Any dividends received on Employer Stock will be reinvested and become part of the Participant's Accounts. The Record Keeper will maintain adequate records of the cost basis of Employer Stock for each Participant's account. The Record Keeper may time to time modify its accounting procedures to achieve equitable and nondiscriminatory allocations among Participants Matching Contributions Account in accordance with the provisions of this Plan and requirements of law.

                    (e) Named Fiduciary Status\Confidentiality. Each Participant
               or designated beneficiary shall be deemed to be a named fiduciary within the meaning of Section 402(a) of ERISA with respect to the voting of the shares of Employer Stock as to which such Participant or designated beneficiary has the right of direction. Directions received from Participants or designated beneficiaries by the Trustees or the Custodian shall be held in strict confidence and shall not be divulged or released to any person, including employees, officers or directors of the Employer, provided, however, that to the extent necessary for the operation of the Plan, such directions may be relayed by the Trustees to the Record Keeper or auditor for the Plan, which Record Keeper or Auditors is not the Employer and agrees not to divulge such directions to any other person including employees, officers or directors of the Employer."

         IN WITNESS WHEREOF and as evidence of the adoption of this Amendment No. 2, Donegal Mutual Insurance Company has caused its duly authorized officers to execute this document on its behalf and under its seal as of this 6th day of January, 2000.

                                          DONEGAL MUTUAL INSURANCE COMPANY
ATTEST:

/s/ Ralph G. Spontak                      By:  /s/ Donald H. Nikolaus
---------------------------------              ---------------------------------
Ralph G. Spontak, Secretary                    Donald H. Nikolaus, President and
                                                Chief Executive Officer


[Corporate Seal]